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                                 EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                (Unaudited)
                 (in thousands, except share and per share data)

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

                                                                    THREE MONTHS ENDED
                                                       ---------------------------------------
                                                       MARCH 31, 2000          MARCH 31, 1999
                                                       ---------------         ---------------
Net income (loss)                                            $(3,251)               $(3,957)
                                                       ===============         ===============

                                                        NET INCOME (LOSS) PER SHARE - BASIC

Weighted average common shares  - Basic                   12,956,871             12,946,624
                                                       ===============         ===============
Net income (loss) per share - Basic                           $(0.25)                $(0.31)
                                                       ===============         ===============

                                                        NET INCOME (LOSS) PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic                 12,956,871             12,946,624
  Dilutive effect of shares under employee
   stock plans                                                     -                      -
                                                       ---------------         ---------------
  Weighted average common shares - Diluted                12,956,871             12,946,624
                                                       ===============         ===============
Net income (loss) per share - Diluted                         $(0.25)                $(0.31)
                                                       ===============         ===============
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